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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) August 17, 1998
                                                 ---------------

                                  IMATEC, LTD.
             (Exact name of registrant as specified in its charter)

         Delaware                        0-21752                  11-3289398
(State or other jurisdiction           (Commission              (IRS Employer
    of incorporation)                  File Number)          Identification No.)


                 150 East 58th Street, New York, New York 10155
                    (Address of principal executive offices)

Registrant's telephone number, including area code (212) 826-0449
                                                   ---------------

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)



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Item 5. Other Events.

         Pursuant to a resolution of the Board of Directors adopted on August 17, 1998, the Company has: (i) adopted a Share Purchase Rights Plan, and (ii) undertook a private placement of preferred stock, as described in the attached press release.

Item 7. Financial Statements and Exhibits.

         (c) Exhibit

                  99 - Press Release dated August 17, 1998.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                         IMATEC, LTD.
                                                 -----------------------------
                                                         (Registrant)


Date: August 18, 1998                            /s/ Dr. Hanoch Shalit
                                                 -----------------------------
                                                 Dr. Hanoch Shalit
                                                 Chairman, President and Chief
                                                 Executive Officer

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FOR IMMEDIATE RELEASE

For More Information Contact:
Dian Griesel
(212) 664-8489

          IMATEC, LTD. ANNOUNCES ADOPTION OF SHARE PURCHASE RIGHTS PLAN
                    AND PRIVATE PLACEMENT OF PREFERRED STOCK


         New York, New York, August 17, 1998 - Imatec, Ltd. (OTCBB: IMEC, IMECW), today announced (i) the adoption of a share purchase rights plan and the declaration of a dividend of one share purchase right (a "Right") for each outstanding share of Imatec common stock held and (ii) the approval of a private placement of Series A Preferred Stock.

         Effective as of August 17, 1998, the Board of Directors of Imatec, Ltd. (the "Company") adopted a Rights Agreement (the "Rights Agreement") and authorized and declared a dividend of one Right for each outstanding share of common stock of the Company. The dividend is payable on August 28, 1998, to the stockholders of record on that date (the "Record Date"), and with respect to shares of common stock issued thereafter until the Distribution Date (as hereinafter defined) or the expiration or earlier redemption or exchange of the Rights. Except as set forth below, each Right entitles the registered holder to purchase from the Company, at any time after the Distribution Date one share of common stock at a price per share of $1,200, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are as set forth in the Rights Agreement.

         Initially the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate Rights certificates will be distributed. The Rights will separate from the shares of Common Stock upon the earlier to occur of (i) 10 days after the public announcement of a person's or group of affiliated or associated persons' having acquired beneficial ownership of 20% or more of the outstanding shares of Common Stock (such person or group hereinafter referred to as an "Acquiring Person"); or (ii) 10 days (or such later date as the Board may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group's becoming an Acquiring Person (the earlier of such dates being called the Distribution Date"). Expressly exempted from the definition of Acquiring Person is each present member of the Board of Directors.

         The Rights Agreement provided that, until the Distribution Date, the Rights will be transferred with, and only with, the Common Stock. Until the Distribution Date (or earlier redemption or expiration), new Common Stock certificates issued after the Record Date upon transfer or new issuance of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without such notation being set forth thereon, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right

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Certificates") will be mailed to holders of record of the shares of Common Stock as of the close of business on the Distribution Date (and to each initial record holder of certain shares of Common Stock issued after the Distribution Date), and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on August 17, 2008 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

         In the event that any person becomes an Acquiring Person (except pursuant to a tender or exchange offer which is for all outstanding Common Shares at a price and on terms which a majority of certain members of the Board of Directors determines to be adequate and in the best interests of the Company, its stockholders, and other relevant constituencies, other than such Acquiring Person, its affiliates, and associated (a "Permitted Offer")), each holder of a Right will thereafter have the right (the "Flip-In Right") to acquire one share of Common Stock for a purchase price equal to 33 1/3% of the then current market price. Notwithstanding the foregoing, all Rights that are, or were, beneficially owned by an Acquiring Person or any affiliate or associate thereof will be null and void and not exercisable.

         In the event that, at any time following the Distribution Date, (i) the Company is acquired in a merger or other business combination transaction in which the holders of all of the outstanding shares of Common Stock immediately prior to the consummation of the transaction are not the holders of all of the surviving corporations's voting power, or (ii) more than 50% of the Company's assets or earning power is sold or transferred, then each holder of a Right (except Rights which have been previously voided as set forth above) shall thereafter have the right (the "Flip-Over Right") to receive, upon exercise and payment of the Purchase Price, shares of common stock of the acquiring company having a value equal to two times the Purchase Price.

         The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination, or reclassification of the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for or purchase shares of Common Stock at a price, or securities convertible into shares of Common Stock with a conversion price, less than the then current market price of the Common Stock, or (iii) upon the distribution to holders of Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above). However, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1%.

         No fractional Common Shares will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of Common Shares on the last trading day prior to the date of exercise.



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         At any time prior to the time a person becomes an Acquiring Person, the
Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         At any time after any person becomes an Acquiring Person and prior to the acquisition by such person or group of shares of Common Stock representing 50% or more of the then outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights which have become null and void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

         All of the provisions of the Rights Agreement may be amended prior to the Distribution Date by the Board of Directors of the Company for any reason it deems appropriate. Prior to the Distribution Date, the Board is also authorized, as it deems appropriate, to lower the thresholds for distribution and Flip-In Rights to not less than the greater of (i) any percentage greater than the largest percentage then held by any shareholder, or (ii) 10%. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or, subject to certain limitations, to shorten or lengthen any time period under the Rights Agreement.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to the shareholders of the Company, stockholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter.

         A copy of the Rights Agreement will shortly be filed with the Securities and Exchange Commission as an Exhibit to the Company's Registration Statement on Form 8-A with respect to the Rights. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

         In addition, the Board of Directors has approved the consummation of the private placement of an aggregate of 1,000 shares of Series A Preferred Stock to Hanoch Shalit, the Chairman of the Board of Directors, President, and Chief Executive Officer of the Company. Such preferred stock accrues no dividend, but (1) has a liquidation preference of $50 per share, and (2) requires a majority of such class of securities to approve any merger of the Company with or into another entity, any merger of any entity with or into the Company, any sale, lease, or other disposition (other than the granting of a security interest in connection with certain financings) of all or substantially all of the assets of the Company to a third party.



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         Dr. Shalit stated "In light of the depressed market price for the common stock and the warrants and the recent activity of such securities in the marketplace, the Company has adopted a share purchase rights plan and consummated a private placement of preferred stock in order to permit the Board of Directors to have the opportunity to make an informed determination as to how to maximize stockholder value, to ensure that all stockholders of Imatec receive fair and equal treatment, and to guard against partial tender offers, selective open market purchases and other tactics that could be employed to gain control of Imatec without paying all shareholders an adequate premium. By encouraging anyone to negotiate with the Board of Directors prior to attempting a takeover of the company, the Rights are intended to enable Imatec stockholders to realize the long-term value of their investment."

* * * *